                                   EXHIBIT 2.1





                          AGREEMENT FOR THE ACQUISITION

                      OF CERTAIN ORDINARY SHARES AND RIGHTS

                 OF DISTECH LIMITED BY LIQUITEK ENTERPRISES, INC

                                TABLE OF CONTENTS

                                                                                                   PAGE
RECITALS.........................................................................................    1
ARTICLE I - THE REORGANIZATION...................................................................    3
ARTICLE II - EXCHANGE OF SHARES..................................................................    6
ARTICLE III - TAKEOVER OFFER FOR REMAINING DISTECH SHARES .......................................    7
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF LIQUITEK..........................................   16
ARTICLE V - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.......................................   25
ARTICLE VI - MISCELLANEOUS.......................................................................   27

EXHIBITS:
     Schedule of DISTECH Stockholders............................................................   "A"
     DISTECH Board Resignations..................................................................   "B"
     DISTECH Notice of Annual General Meeting ...................................................   "C"
     LIQUITEK certificate of Secretary; Appointment to Board ....................................   "D"
     Power of Attorney to Distech Representative.................................................   "E"
     Representation Certificate..................................................................   "F"
     Legal Opinion of LIQUITEK Counsel...........................................................   "G"
     Legal Opinion of Stockholders and Rightholders  Counsel.....................................   "H"
     Schedule of Exceptions of LIQUITEK..........................................................   "I"
     Resolutions of LIQUITEK--Authorization......................................................   "J"
     Financial Statements of LIQUITEK............................................................   "K"
     LIQUITEK Annual Report .....................................................................   "L"
     LIQUITEK Proxy Statement ...................................................................   "M"
     Patents, Trademarks, Service Marks of LIQUITEK .............................................   "N"
     LIQUITEK Insurance Policies ................................................................   "O"

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                        AGREEMENT FOR THE ACQUISITION OF
                       CERTAIN ORDINARY SHARES AND RIGHTS
                 OF DISTECH LIMITED BY LIQUITEK ENTERPRISES, INC

         THIS AGREEMENT is dated as of the 30th day of November, 2000, by and among the common stockholders (the "Stockholders") of DISTECH LIMITED ("DISTECH"), whose names are listed in Exhibit "A," a copy of which is attached hereto and incorporated herein by this reference, and LIQUITEK ENTERPRISES, INC ("LIQUITEK"), a Nevada corporation.

                                    RECITALS:

         A. WHEREAS, the Stockholders together own, beneficially and of record, the issued and outstanding ordinary shares of DISTECH (hereinafter the ordinary shares are referred to as the "Distech Shares") as set forth in the schedule attached hereto as Exhibit "A" and incorporated herein by this reference; and

         B. WHEREAS, the Stockholders together own, beneficially and of record, the issued and outstanding warrants ("Distech Warrants") to purchase ordinary shares of DISTECH (hereinafter the warrants to purchase ordinary shares of DISTECH are referred to as the "Distech Warrants") as set forth in Exhibit "A" hereto; and

         C. WHEREAS, LIQUITEK desires to acquire from the Stockholders the Distech Shares owned by them solely in exchange for an aggregate of 11,359,593 shares of the common stock of LIQUITEK (the "Liquitek Shares"); and

         D. WHEREAS, LIQUITEK desires to acquire from the Stockholders all of their Distech Warrants to purchase an aggregate of 48,022 Distech Shares solely in exchange for warrants of like tenor to purchase 144,066 shares of the common stock of LIQUITEK (the "Liquitek Warrants"); and

         E. WHEREAS, the Stockholders desire to exchange their Distech Shares for the Liquitek Shares, the number of the Distech Shares being surrendered and the number of Liquitek Shares being received by the Stockholders are as set forth in Exhibit "A" hereto (the mutual exchange of which between the parties is hereinafter referred to as the "Reorganization"); and


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         F. WHEREAS, the Stockholders desire to exchange their Distech Warrants for the Liquitek Warrants, the number of the Distech Warrants being surrendered and the number of Liquitek Warrants being received by the Stockholders are as set forth in Exhibit "A" hereto; and

         G. WHEREAS, LIQUITEK is acting through CULLEY W. DAVIS ("DAVIS"), its Chairman of the Board, as authorized by LIQUITEK's Board of Directors, and the Stockholders are acting through DUDLEY E.J. WARD ("WARD"), a member of the Board of Directors and the Chief Executive Officer of DISTECH (WARD is sometimes referred to as the "Distech Representative"); and

         H. WHEREAS, the parties hereto desire to set forth the definitive terms and conditions upon which the Stockholders shall exchange with LIQUITEK, and LIQUITEK shall exchange with the Stockholders, the Distech Shares and Distech Warrants owned by each of them for Liquitek Shares and Liquitek Warrants; and

         I. WHEREAS, it is intended that DISTECH, LIQUITEK, and their respective stockholders will recognize no gain or loss for U.S. federal income tax purposes under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended
(the "Code"), and the regulations promulgated thereunder as a result of the Reorganization; and

         J. WHEREAS, DISTECH and LIQUITEK have previously entered into a letter of intent dated June 20, 2000, have had various discussions regarding changes to the LOI, although no amendment to the LOI was ever signed, and this Agreement is intended to supersede all prior agreements, whether written or oral; and

         K. WHEREAS, the parties hereto have entered into or may enter into other agreements simultaneously with the execution of this Agreement which are not intended to influence the tax-free result of exchange of the Distech Shares for the Liquitek Shares and the exchange of the Distech Warrants for the Liquitek Warrants; and

         L. WHEREAS, LIQUITEK has agreed that subsequent to the Closing of this Agreement an offer to exchange additional Liquitek Shares, Liquitek Warrants,


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options to purchase Liquitek Shares for additional Distech Shares, Distech
Warrants, and options to purchase Distech Shares on the same terms as this Agreement will be made to holders of all other DISTECH securities (the "Remaining Stockholders").

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and in accordance with the applicable provisions of state law, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                               THE REORGANIZATION

         1.1 THE REORGANIZATION. On and as of the Closing (as defined in Section
1.3 below) of this Agreement, the Stockholders shall surrender all of the Distech Shares in exchange for the Liquitek Shares in the amounts set forth in Exhibit "A." On and as of the Closing (as defined in Section 1.3 below) of this Agreement, the Stockholders shall surrender all of the Distech Warrants in exchange for the Liquitek Warrants in the amounts set forth in Exhibit "A." The transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code and the regulations promulgated thereunder and the parties hereto agree to report them as such.

         1.2 ESCROW. The parties shall establish an escrow (the "Escrow") with Gibson, Haglund & Paulsen, counsel to LIQUITEK, at 2 Park Plaza, Suite 450, Irvine, California 92614 (the "Escrow Holder") to facilitate the Reorganization as further set forth herein.

         1.3 CLOSING. The closing of the Reorganization (the "Closing") shall take place (i) at the offices of Gibson, Haglund & Paulsen, counsel to LIQUITEK, at 2 Park Plaza, Suite 450, Irvine, California 92614 at 2:00 p.m., local time, on December 5, 2000 or the date five working days after satisfaction of the condition specified in Section 6.12 of this Agreement whichever is the later; or
(ii) at such other time and place and on such other date as the Distech Representative, DISTECH, and LIQUITEK agree (the "Closing Date"). The parties agree that if the Closing occurs on December 5, 2000, the close of business on November 30, 2000 shall be the "Effective Date" of the Reorganization.

         1.4 TAKING OF NECESSARY ACTIONS. The Stockholders agreed that the



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Distech Representative may on their behalf take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and to make the Reorganization effective as of the Effective Date. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest LIQUITEK with full title to the Distech Shares, the Distech Representative, on behalf of the Stockholders, and LIQUITEK, at the expense of LIQUITEK, shall take all such necessary or appropriate action. To effect the intents and purposes of this Agreement, the following actions shall be taken at the Closing, shall be deemed to occur simultaneously, and the accomplishment of which actions by the parties whose duty it is to perform such actions is duly acknowledged by the execution of this Agreement by the parties hereto:

                  1.4.1 ELECTION OF NEW DISTECH BOARD; APPOINTMENTS TO THE LIQUITEK BOARD. As a condition to the Closing, the current members of the Board of Directors of DISTECH other than WARD, O. GUY EADY ("EADY"), and CHRISTOPHER
T. HORTON ("HORTON") shall resign as members of the Board of Directors of DISTECH, as evidenced by letters of resignation in the form of Exhibit "B," and WARD, EADY and HORTON, as the remaining DISTECH Board members shall take such steps as are required to put to the annual meeting of DISTECH shareholders to be held on December 14, 2000 (a copy of the Notice of Meeting being attached hereto as Exhibit "C") resolutions to elect the following persons to fill the vacancies on the DISTECH Board of Directors: DAVIS, LESTER W.B. MOORE, and JOHN W. NAGEL. The Resigning Directors shall have the right to continue to serve as advisors to the DISTECH Board of Directors for a period of 24 months after the Closing Date, during which period they shall be entitled to notice of and attendance at the meetings of the DISTECH Board of Directors. As an additional condition to the Closing, BRUCE H. HAGLUND shall resign as a member of the Board of Directors of LIQUITEK, and WARD and EADY shall be elected to fill the two then existing vacancies on the LIQUITEK Board of Directors. Attached hereto as Exhibit "D" is the form of certificate to be given by the secretary of LIQUITEK evidencing the adoption of resolutions electing WARD and EADY to the LIQUITEK Board of Directors.

                  1.4.2 CAPITAL CONTRIBUTIONS TO DISTECH; RESCISSION RIGHTS. LIQUITEK, as the parent company of DISTECH from the Closing, will from the Closing provide DISTECH with such financial support as is required for DISTECH's



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ongoing operations in accordance with the budgets agreed to between DISTECH and
LIQUITEK. The parties acknowledge that LIQUITEK has undertaken to raise a minimum of U.S. $5,000,000 over the next four months to be used as additional capital for the benefit of DISTECH and the other subsidiary operations of LIQUITEK. The parties agree that if LIQUITEK has not raised a minimum of U.S. $2,500,000 on or before March 31, 2001 and an additional U.S. $2,500,000 on or before June 30, 2001, a majority in interest of the Stockholders, acting through the Distech Representative, shall have the right to notify LIQUITEK of their intention to rescind this Agreement in accordance with the provisions for notice in Section 6.6 below. If, after the notice of rescission is duly served, LIQUITEK has not raised U.S. $2,500,000 on or before June 30, 2001 or U.S. $5,000,000 on or before September 30, 2001, then the Escrow Holder shall return the Distech Shares to the Stockholders and the Liquitek Shares to LIQUITEK for cancellation. Further, the Chief Financial Officer of LIQUITEK shall send a certificate (the "CFO's Certificate") to the Escrow Holder certifying the amount of money advanced by LIQUITEK to DISTECH from the date of the LOI through June 30, 2001 or September 30, 2001, as the case may be. Upon receipt of the CFO's Certificate, the Escrow Holder shall prepare a promissory note (the "Distech Note") payable by DISTECH to LIQUITEK with the principal amount of the Distech Note being the amount set forth in the CFO's Certificate. The Distech Note shall bear interest at the rate of 6% per annum, and principal and all interest thereon shall be due and payable by DISTECH 12 months from the date of the CFO's Certificate. If the Distech Note is not paid on maturity, the accrued interest and a late payment fee equal to 6% of the principal amount of the Distech Note shall be added to the principal of the Distech Note, the default interest rate shall be 12%, the Distech Note shall thereafter be payable in 12 equal monthly installments of principal and interest, and default in any monthly payment shall give LIQUITEK the right to declare the maturity of the Distech Note to be immediately accelerated. The execution and delivery of the Distech Note by the Distech Representative shall be a condition precedent to the Escrow Holder's obligation to return the Distech Shares to the Stockholders. Any dispute regarding the amount of the Distech Note shall be resolved through binding arbitration as set forth in Section 6.5 below. If, in arbitration, the principal amount of the Distech Note is determined to be at least 5% less than the amount set forth in the CFO's certificate, the original maturity date of the Distech Note shall be extended to a date 12 months from the date that a decision is rendered in the arbitration. If any of the Stockholders has sold any Liquitek Shares prior to the rescission, the Distech Shares attributable to such sold Liquitek Shares shall be delivered to LIQUITEK and LIQUITEK shall be




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deemed to be the owner of such Distech Shares for all purposes.

                  1.4.3 POWER OF ATTORNEY. The Distech Representative shall deliver to LIQUITEK a power of attorney in the form attached hereto as Exhibit "E," providing for the appointment of the Distech Representative as attorney-in-fact for the individual Stockholders to effect the exchange of certificates of the Distech Shares for the Liquitek Shares, the Distech Warrants for the Liquitek Warrants, and to take such other actions at the Closing as may be necessary to consummate this Agreement. Each of the Stockholders shall execute and deliver to the Escrow Holder a copy of Exhibit "E" together with their signature and delivery of this Agreement to LIQUITEK.

                  1.4.4 DELIVERY OF EXECUTED AGREEMENT, DISTECH SHARES, AND DISTECH WARRANTS. The Stockholders, on their own behalf or through the Distech Representative, shall deliver their Distech Shares, Distech Warrants, an executed copy of this Agreement, a Representation Certificate in the form attached hereto as exhibit "F" and an executed copy of the Power of Attorney attached hereto as Exhibit "E" to the Escrow Holder prior to the Closing. If the Closing does not occur on or before December 31, 2000, the Escrow Holder shall return the executed copy of this Agreement, the Distech Shares, and the Distech Warrants to the Distech Representative.

                  1.4.5 LOCK-UP OF LIQUITEK SHARES. The Stockholders shall have the option to participate in a registration statement to be filed under the Securities Act of 1933 within four months of the Closing Date on Form S-3 (the "Registration Statement"). The parties acknowledge that LIQUITEK is obligated to file the Registration Statement within four months of the Closing Date and diligently pursue the effectiveness of the Registration Statement, but that LIQUITEK cannot guarantee the timing of the declaration of effectiveness (the "Registration Date") of the Registration Statement by the Securities and Exchange Commission, which declaration of effectiveness is a condition precedent to the ability of any of the Stockholders to sell any Liquitek Shares covered by the Registration Statement. The Stockholders who include their Liquitek Shares in the Registration Statement shall be subject to lock-up agreements between them and LIQUITEK. The lock-up agreements will apply from the earlier of the Registration Date or the date three months after the completion of the audit of DISTECH's financial statements required for LIQUITEK's Current Report on Form 8-K and the Registration Statement (the "Commencement Date"). Under the lock-up agreements the Stockholders will be




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permitted to sell their Liquitek Shares as follows:

                   NUMBER OF DAYS                 PERCENTAGE OF SHARES
              FROM COMMENCEMENT DATE               ELIGIBLE FOR SALE
            -----------------------------------   --------------------
                    0-180 days                             25%
                   181-365 days                            25%
                   366-545 days                            25%
              546 days and thereafter                      25%

No further restrictions shall apply to the Liquitek Shares held by Stockholders participating in the Registration Statement 546 days after the Registration Date. The Stockholders electing to participate in the Registration Statement shall so indicate on the signature page of this Agreement by initialing the space opposite their respective signatures. Any of the Stockholders who elect not to be included in the Registration Statement shall be eligible to sell their Liquitek Shares in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933 one year from the Closing Date, in the case of the Stockholders, and one year from the exercise date of their Liquitek Warrants . If the Distech Representative notifies the Escrow Holder of the intention of the Stockholders to rescind this Agreement under the terms and condition set forth in Section 1.4.2 above, the Stockholders shall not have the right to transfer any of their LIQUITEK shares and the Escrow Holder shall be required to retain all of the Liquitek Shares in the Escrow pending the completion of the rescission. In the event that while the lock-up agreements are applicable:

                  (a) any offer is made for or any transfer is completed in respect of 20% or more of the outstanding shares in LIQUITEK by any existing stockholder(s) of LIQUITEK who is/are an affiliate (other than sales to the public in a "broker's transaction" as defined in Rule 144 promulgated under the Securities Act of 1933) in one transaction, the Stockholders will be released from any remaining restrictions on them under the lock-up agreements; and

                  (b) any takeover offer is received for LIQUITEK, LIQUITEK will use all reasonable endeavours to procure that the Stockholders are able to participate in the offer on the same terms as the other stockholders of LIQUITEK.

                   1.4.6 DUE DILIGENCE BY THE PARTIES. At the Closing, LIQUITEK will deliver to the Distech Representative a certificate acknowledging that LIQUITEK and its agents, attorneys, and representatives have had full and free access to the




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properties, books, and records of DISTECH for purposes of conducting investigations of the DISTECH business and the satisfactory results of their due diligence review. At the Closing, the Distech Representative will deliver to LIQUITEK a certificate acknowledging that the Stockholders and the agents, attorneys, and representatives acknowledge that they have had full and free access to the properties, books, and records of LIQUITEK for purposes of conducting investigations of the LIQUITEK business and the satisfactory results of their due diligence review.

                  1.4.7 LEGAL OPINIONS. At the Closing, counsel to LIQUITEK shall deliver an opinion of counsel pertaining to good standing, authorization and valid issuance of the LIQUITEK Shares, the capitalization, the due authorization of the Reorganization, and such other matters as are customary in transactions of this type, in the form of Exhibit "G," a copy of which is attached hereto. At the Closing, counsel to the Stockholders shall deliver an opinion of counsel pertaining to good standing, authorization and valid issuance of the Distech Shares, the capitalization, and such other matters as are customary in transactions of this type, in the form of Exhibit "H," a copy of which is attached hereto.

                  1.4.8 CONFIDENTIALITY. The parties acknowledge that they have entered into mutual non-disclosure and confidentiality agreements preventing the parties from disclosing and requiring the parties to maintain the confidentiality of proprietary business and technical information relating to the other party. The parties agree not to disclose any information concerning the Reorganization to anyone other than their legal counsel, financial advisors, and other professionals working on the Reorganization without the consent of the other parties, which consent will not be withheld unreasonably. The parties' obligations of confidentiality are intended to survive termination of this Agreement.

                                   ARTICLE II
                          EXCHANGE OF SHARES AND RIGHTS

         2.1 EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, and assuming that all actions have been taken as set forth in Section
1.4 above, by virtue of the Reorganization and without any further action on the part of the Stockholders, or LIQUITEK, all of the Distech Shares shall be exchanged for the Liquitek Shares and all of the Distech Warrants shall be exchanged for Liquitek Warrants in the amounts set forth in Exhibit "A." Each share of the Liquitek Shares




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shall be validly issued, duly authorized, fully paid, and nonassessable shares of the Common Stock of LIQUITEK as of the Closing Date. The shares of stock issuable on exercise of the Liquitek Warrants, when issued, will be validly issued, duly authorized, fully paid, and nonassessable shares of the Common Stock of LIQUITEK.

         2.2 EXCHANGE OF CERTIFICATES. In advance of the Closing, LIQUITEK shall present and deliver to the Escrow Holder the stock certificates representing all of the Liquitek Shares. Also in advance of the Closing, the Stockholders or the Distech Representative shall present and deliver to the Escrow Holder all of the certificates, statements, or other documents evidencing the holdings of the Distech Shares in a form acceptable to LIQUITEK. In advance of the Closing, LIQUITEK shall present and deliver to the Escrow Holder the stock option agreements evidencing the Liquitek Options and the warrant certificates representing all of the Liquitek Warrants. Also in advance of the Closing, the Stockholders or the Distech Representative shall present and deliver to the Escrow Holder all of the warrant certificates or other documents reasonably acceptable to LIQUITEK evidencing the Distech Warrants. At the Closing, the Escrow Holder shall present and deliver to the Distech Representative the stock certificates and all other documents evidencing the Liquitek Shares and the warrant certificates representing all of the Liquitek Warrants. Also at the Closing, the Escrow Holder shall present and deliver to LIQUITEK all of the documents evidencing the Distech Shares and the documents evidencing all of the Distech Warrants.

         2.3 NO FURTHER RIGHTS. From and after the Closing Date, holders of certificates formerly evidencing the Distech Shares and the Distech Warrants shall cease to have any rights as stockholders or warrant holders, as the case may be, of DISTECH, except as provided herein or by applicable law.

                                   ARTICLE III
                   TAKEOVER OFFER FOR REMAINING DISTECH SHARES

         3.1 LIQUITEK ACKNOWLEDGEMENT. LIQUITEK acknowledges that in accordance with the LOI it is intended that all persons holding shares, options or warrants issued by DISTECH will have the opportunity to exchange their DISTECH securities for equivalent LIQUITEK securities.

         3.2 TAKEOVER OFFER. In order to give effect to the intent expressed in the




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LOI, forthwith after signing this Agreement LIQUITEK will take all steps necessary to make a takeover offer under the Companies Amendment Act 1963 (NZ) (or the Takeovers Act 1993 (NZ), if applicable) for all shares, warrants and options issued by DISTECH and which are not subject to this Agreement on the same commercial terms MUTATIS MUTANDIS as are contained in this Agreement providing for the exchange of Liquitek Shares for Distech Shares, options to purchase Liquitek Shares ("Liquitek Options") for options to purchase Distech Shares ("Distech Options"), and Liquitek Warrants for Distech Warrants owned by the Remaining Stockholders, and in particular (but without limitation):

                  3.2.1    The following conversion rates will apply:

                           (i)    three Liquitek Shares for every one Distech
                                  Share;

                           (ii) three Liquitek Options for every one Distech Option; and

                           (iii)  three Liquitek Warrants for every one
                                  Distech Warrant.

                  3.2.2 The provisions of clause 1.4.5 will be deemed to apply to such shares, options and warrants issued by LIQUITEK in accordance with the takeover offer described herein.

                  3.2.3 LIQUITEK will provide to the Remaining Stockholders whose Distech Shares, Distech Warrants, and Distech Options are the subject of such takeover offer the warranties and representations in the form set out in
Article IV of this Agreement, and the Remaining Shareholders will in turn provide LIQUITEK with the warranties and representations in the form set out in
Article V of this Agreement.

                  3.2.4 The Remaining Shareholders will be given the opportunity to participate in the Registration Statement on the same commercial terms MUTATIS MUTANDIS as are contained in this Agreement.

         3.3 ENFORCEMENT OF LIQUITEK OBLIGATIONS. The obligations of LIQUITEK contained in Section 3.2 will be enforceable severally by the Stockholders and the Remaining Stockholders who are not party to this Agreement but to whom the takeover offer referred to in Section 3.2 is intended to be made.





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                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF LIQUITEK

         Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by this reference as Exhibit "I," LIQUITEK hereby represents and warrants to, and covenants with, the Stockholders as follows:

         4.1 ORGANIZATION AND CORPORATE POWER. LIQUITEK is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon LIQUITEK. LIQUITEK has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of Nevada, the Bylaws of LIQUITEK as amended to date, and the resolutions of LIQUITEK's stockholders and directors authorizing the execution, delivery, and performance of this Agreement, all certified by the President and the Secretary of LIQUITEK, which have previously been provided to the Stockholders by LIQUITEK, are true and complete copies thereof as currently in effect.

         4.2 AUTHORIZATION. LIQUITEK has full corporate power, legal capacity and corporate authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, to enter into this Reorganization, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by LIQUITEK in connection herewith, has been effectively authorized by all necessary action on the part of LIQUITEK, including without limitation the approvals of LIQUITEK's Board of Directors (and stockholders, if necessary) which authorizations remain in full force and effect, have been duly executed and delivered by LIQUITEK. A copy of the resolutions of the LIQUITEK board of directors and stockolders authorizing the execution, delivery and performance of this Agreement, all certified by the Secretary of LIQUITEK, are attached hereto as Exhibit "J". No other authorizations or proceedings on the part of LIQUITEK, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of LIQUITEK and is enforceable against LIQUITEK in accordance with its terms, except as enforcement may be




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limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

         4.3. NO CONFLICTS; NO CONSENTS. Neither the execution and delivery of this Agreement, nor the consummation by LIQUITEK of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which LIQUITEK is a party or by which it or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to LIQUITEK or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of LIQUITEK. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by LIQUITEK of the transactions contemplated by this Agreement.

         4.4 CAPITALIZATION. The authorized capital stock of LIQUITEK consists of 100,000,000 shares of common stock, par value $.001. As of the date hereof, there are 38,008,071 shares of common stock issued and outstanding. All of the shares of common stock issued and outstanding are validly issued, fully paid, and nonassessable. Except as disclosed in Exhibit "I," there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of LIQUITEK. LIQUITEK does not have any contracts or obligations to redeem, repurchase or otherwise reacquire any equity security of LIQUITEK. All of the Liquitek Shares, when issued to the Stockholders, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will have been issued in conformity with all applicable laws. All of the Liquitek Warrants and Liquitek Options, when issued to the Stockholders, will be duly authorized, validly issued and outstanding, and will have been issued in conformity with all applicable laws.

         4.5 FINANCIAL STATEMENTS OF LIQUITEK; ABSENCE OF UNDISCLOSED LIABILITIES; NO ADVERSE CHANGES. Attached hereto as Exhibit "K" are the audited financial statements of LIQUITEK for the years ended December 31, 1999 and 1998




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

--------------------------------------------------------------------------------


and the unaudited financial statements of LIQUITEK for the quarter ended September 30, 2000, consisting of LIQUITEK's balance sheets as of such dates (the "Liquitek Balance Sheets"), the related statements of profit or loss and cash flows for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "LIQUITEK Financial Statements." The LIQUITEK Financial Statements (i) are derived from the books and records of LIQUITEK, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of LIQUITEK, (ii) fairly and accurately present the financial condition of LIQUITEK on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). Except as and to the extent reflected or reserved against in the Liquitek Balance Sheets, and as to matters arising in the ordinary course of its business since the respective dates of the Liquitek Balance Sheets, LIQUITEK has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of LIQUITEK. Except as set forth in Exhibit "K," since the dates of the respective Liquitek Balance Sheets, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the common stock of LIQUITEK or redemption, purchase or other acquisition of any of the common stock of LIQUITEK or any split-up or other recapitalization relative to any of the common stock of LIQUITEK or any action authorizing or obligating LIQUITEK to do any of the foregoing, (b) no loss, destruction or damage to any material property or asset of LIQUITEK, whether or not insured,
(c) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by LIQUITEK otherwise than for fair value and in the ordinary course of business, (d) no discharge or satisfaction by LIQUITEK of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Liquitek Balance Sheets, or current liabilities incurred since the date thereof in the ordinary course of business, (e) no sale, assignment or transfer by LIQUITEK of any of its tangible or intangible assets except in the ordinary course of business, cancellation by LIQUITEK of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by LIQUITEK of any rights




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

--------------------------------------------------------------------------------


of value which, in any such case, is material to the business of LIQUITEK,
(f) no payment of any material bonus to or material change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment, (g) no write-off or material reduction in the carrying value of any asset which is material to the business of LIQUITEK, (h) no disposition or lapse of rights as to any intangible property which is material to the business of LIQUITEK, (i) except for ordinary travel advances, no loans or extensions of credit to stockholders, officers, directors or employees of LIQUITEK, (j) no agreement to do any of the things described in this Section 4.5, and (k) no material adverse change in the condition (financial or otherwise) of LIQUITEK or in its assets, liabilities, properties, business, or prospects.

         4.6 TAX MATTERS. LIQUITEK has, since its inception, accurately prepared and duly filed all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to LIQUITEK. Copies of all such tax returns have been made available for inspection by DISTECH and the Stockholders prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to LIQUITEK's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by LIQUITEK have been paid or will be paid prior to the time they become delinquent. The amount reflected in the Liquitek Balance Sheets of LIQUITEK as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove.

         4.7 NO PENDING MATERIAL LITIGATION OR PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best knowledge of LIQUITEK, threatened against or affecting LIQUITEK (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the Stockholders, officers or directors of LIQUITEK in connection with the business, operations or affairs of LIQUITEK, which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of LIQUITEK, or which question or challenge the Reorganization. LIQUITEK is not subject to any voluntary or involuntary proceeding




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


under applicable bankruptcy laws and has not made an assignment for the benefit of creditors.

         4.8 COMPLIANCE WITH LAWS. LIQUITEK (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of LIQUITEK, and (ii) has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of LIQUITEK.

         4.9 DISCLOSURE. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Stockholders by or on behalf of LIQUITEK in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. LIQUITEK has no knowledge of any fact which has not been disclosed in writing to the Stockholders which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of LIQUITEK or the ability of LIQUITEK to perform all of the obligations to be performed by LIQUITEK under this Agreement and/or any other agreement to be entered into pursuant to any provision of this Agreement. A copy of LIQUITEK's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "Annual Report") and Proxy Statement for its annual stockholders meeting on March 18, 2000 are attached hereto as Exhibits "L" and "M."

         4.10 SUBSIDIARIES. LIQUITEK has no subsidiaries other than Dancor, Inc., Thermoflow Corporation, Liquitek Corporation, Interfluid Environmental Services, Inc., and Interfluid Recycling, Inc. and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the LIQUITEK Financial Statements.

         4.11 OFFERING. Subject to the accuracy of the Stockholders' representations in Section 5.4 hereof, the offer, sale, and issuance of the Liquitek Shares to be




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

--------------------------------------------------------------------------------


issued in conformity with the terms of this Agreement and the transactions contemplated hereby, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from all applicable state registration or qualification requirements.

         4.12 REAL PROPERTY. The Annual Report attached hereto as Exhibit "L" contains a description of the real property leased to and occupied by LIQUITEK, and except as set forth in Exhibit "I," LIQUITEK neither owns or leases, nor occupies, any other real property. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best of its knowledge, LIQUITEK is not in violation of any material zoning, building or safety ordinance, regulation or requirement, or other law or regulation applicable to the operation of owned or leased properties, and LIQUITEK has not received any notice of violation with which it has not complied. All leases of real property to which LIQUITEK is a party and which are material to the business of LIQUITEK are fully effective in accordance with their respective terms and afford LIQUITEK peaceful and undisturbed possession of the subject matter of the lease, and, to the best knowledge of LIQUITEK, there exists no default on the part of LIQUITEK or termination thereof.

         4.13 TANGIBLE PERSONAL PROPERTY. LIQUITEK has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of LIQUITEK. All leases of tangible personal property to which LIQUITEK is a party and which are material to the business of LIQUITEK are fully effective in accordance with their respective terms, and, to the best knowledge of LIQUITEK, there exists no default on the part of LIQUITEK or termination thereof, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of LIQUITEK. Each item of capital equipment reflected in the Liquitek Balance Sheets which is used in the current conduct of LIQUITEK's business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of LIQUITEK's business and fit for its intended purposes.




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         4.14 CONTRACTS AND COMMITMENTS. LIQUITEK has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of LIQUITEK in excess of US $10,000, and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibit "I." True and complete copies of all such contracts and other agreements listed in Exhibit "I" have been made available to DISTECH prior to the execution hereof. LIQUITEK has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. The validity and enforceability of any contract or other agreement described herein has not been and shall not be materially and adversely affected by the execution and delivery of this Agreement without any further action. LIQUITEK has no contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to LIQUITEK's business, assets, condition (financial and otherwise), or prospects.

         4.15 PROPRIETARY INFORMATION. LIQUITEK does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of LIQUITEK, nor does any present or former stockholder, officer, director or employee of LIQUITEK own any patent rights relating to any products manufactured, rented or sold by LIQUITEK except as disclosed in Exhibit "N." To the best knowledge of LIQUITEK, LIQUITEK has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by LIQUITEK, except for any rights the presence of which would not result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of LIQUITEK, and, to the best knowledge of LIQUITEK, the continued use thereof by LIQUITEK following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. LIQUITEK has not used and is not making use of any confidential information or trade secrets of any present or past employee of LIQUITEK.




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
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         4.16 INSURANCE. LIQUITEK maintains workers' compensation and disability insurance and is in the process of obtaining directors' and officers' insurance with reputable insurance companies as are usually insured by companies similarly situated and to the extent customarily insured. A true and complete listing and general description of each of LIQUITEK's insurance policies as currently in force is set forth in Exhibit "O" attached hereto. All such insurance policies currently are in full force and effect.

         4.17 ARRANGEMENTS WITH EMPLOYEES; LABOR RELATIONS. Except as set forth in Exhibit "I," no stockholder, director, officer or employee of LIQUITEK is presently a party to any transaction with LIQUITEK, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There are no bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement. LIQUITEK has no obligations under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor is any union, labor organization or group of employees of LIQUITEK presently seeking the right to enter into collective bargaining with LIQUITEK on behalf of any of its employees.

         4.18 POWERS OF ATTORNEY. Other than that set forth in the Schedule of Exceptions of LIQUITEK, no valid powers of attorney from LIQUITEK to any person or entity exist as of the date of this Agreement.

         4.19 ABSENCE OF QUESTIONABLE PAYMENTS. To the best of its knowledge, neither LIQUITEK nor any stockholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the United States Foreign


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
--------------------------------------------------------------------------------


Corrupt Practices Act or rules or regulations promulgated thereunder, or
(iii) established or maintained any unlawful or unrecorded accounts.

         4.20 REPORTING REQUIREMENTS. LIQUITEK has complied with and will maintain its compliance with all of the reporting requirements under the Act and the Securities Exchange Act of 1934, as amended, through the Closing Date.

         4.21 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS. No present substantial customer or substantial supplier to LIQUITEK has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and, to the best knowledge of LIQUITEK, none of the present customers of or substantial suppliers to LIQUITEK intends to do so.

         4.22 NASDAQ LISTING. LIQUITEK represents and warrants that it will file to have its shares of common stock included in the Nasdaq SmallCap Market as soon after March 31, 2001 as LIQUITEK meets the criteria for such listing.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each of the Stockholders, severally and not jointly, represents and warrants to and covenants with LIQUITEK, as of the date hereof, as follows:

         5.1 AUTHORITY. Each Stockholder has full rights, power, and authority to enter into this Agreement; the execution, delivery, and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby will not conflict with or result in a breach of any agreement to which the Stockholder is a party and which a conflict or breach thereof would have a material adverse effect upon the Stockholder or the Stockholder's properties or assets.

         5.2 TITLE. Each Stockholder has valid and marketable title to the number of shares set forth opposite the Stockholder's name on Exhibit "A," free and clear of any pledge, lien, security interest, or encumbrance other than pursuant to this Agreement. As of the Closing Date there is no lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature recorded in the book of registry of stockholders of DISTECH with respect to any of the Distech


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
--------------------------------------------------------------------------------


Shares owned by the Stockholder and the Distech Shares set forth in Exhibit "A" are duly registered in the name of the Stockholder as set forth in Exhibit "A." Each Stockholder has valid and marketable title to the number of Distech Warrants set forth opposite the Stockholder's name on Exhibit "A," free and clear of any pledge, lien, security interest, or encumbrance other than pursuant to this Agreement. As of the Closing Date there is no lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature recorded in the book of registry of Stockholders of DISTECH with respect to any of the Distech Warrants owned by the Stockholders as set forth in Exhibit "A."

         5.3 RESTRICTED SECURITIES. Each Stockholder acknowledges that the Liquitek Shares being issued to the Stockholder and the Liquitek Warrants being issued to the Stockholder hereunder will be issued by LIQUITEK without registration or qualification or other filings being made under the Act, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof the Stockholder represents that he, she, or it is acquiring and will hold the securities to be delivered hereunder for his or her own account, for investment only, and not for distribution within the meaning of the United States federal securities laws. Each Stockholder acknowledges that a legend, substantially in the following form, shall be placed upon the face of each certificate representing any of Liquitek Shares or the Liquitek Warrants being delivered to the Stockholder hereunder:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE RESTRICTED SECURITIES, AND NO OFFER, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, OR OF ANY INTEREST HEREIN, CAN BE MADE WITHOUT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

         5.4 LOCK-UP AGREEMENT. The Stockholders electing to participate in the Registration Statement, as evidenced by their having initialed the space opposite their respective signatures on the signature page of this Agreement, agree to be subject to a lock-up agreement between them and LIQUITEK on the terms set forth in Section 1.4.5 above. The certificates evidencing the Liquitek Shares owned by Stockholders who elect to be included in the Registration Statement shall bear the


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
--------------------------------------------------------------------------------


following additional legend:

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED IN ACCORDANCE WITH AN AGREEMENT BETWEEN THE STOCKHOLDER AND THE COMPANY, AND NO OFFER, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, OR OF ANY INTEREST HEREIN, CAN BE MADE WITHOUT AN OPINION OF COUNSEL TO THE COMPANY EVIDENCING COMPLIANCE WITH SUCH AGREEMENT.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 TAXES AND EXPENSES LIQUITEK shall pay all of its own taxes due prior to the Closing, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement to be performed or observed by LIQUITEK. DISTECH shall pay all of its own taxes due prior to the Closing, its and the Stockholders' attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and compliance with all agreements and conditions contained in this Agreement to be performed or observed by DISTECH or the Stockholders.

         6.2 WARRANTY PERIOD The representations and warranties of the Stockholders and LIQUITEK contained herein and in any other document or instrument delivered by or on behalf of the Stockholders or on behalf of LIQUITEK pursuant hereto, as such may be qualified in Exhibit "I" shall survive the Closing and any investigations made by or on behalf of LIQUITEK made prior to the Closing, and shall remain in full force and effect for a period of two full years from the date of the Closing the ("Warranty Period"), and thereupon expire.

         6.3 OTHER DOCUMENTS. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

         6.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure


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
--------------------------------------------------------------------------------


to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of LIQUITEK and the Stockholders, but shall not confer, expressly or by implication, any rights or remedies upon any other party except as expressly provided in Section 3.3.

         6.5 GOVERNING LAW; ARBITRATION; LEGAL FEES. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada. Any dispute between the parties concerning the terms of this Agreement shall be resolved through binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association to be conducted in Honolulu, Hawaii. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys fees and costs from the other party.

         6.6 NOTICES. Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery. Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made. Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by U.S. mail or Federal Express to the party to whom addressed. All such deliveries shall be made to the following addresses, or such other addresses as the parties may have instructed the others in accordance with the provisions of this section:

         (a)  If to LIQUITEK:            LIQUITEK ENTERPRISES, INC.
                                         1350 East Draper Parkway,
                                         Draper, Utah 84020

         With copies to:                 Bruce H. Haglund, Esq.
                                         Gibson, Haglund & Paulsen
                                         2 Park Place, Suite 450
                                         Irvine, California 92614

         (b)  If to the Stockholders:    c/o DISTECH LIMITED
                                         Parnell House
                                         470 Parnell Road, Parnell
                                         Auckland 1, New Zealand

Any party hereto may change its address by written notice to the other party given in accordance with this Section 6.5.

         6.7 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contains the entire agreement between the parties and supersede all prior


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
--------------------------------------------------------------------------------


agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by LIQUITEK and the Stockholders.

         6.8 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court, department, official, political subdivision, agency or other instrumentality of any government, whether state, local or federal, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision hereof invalid or unenforceable in any respect.

         6.9 HEADINGS. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

         6.11 GENDER. Whenever the content of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

         6.12 CONDITION PRECEDENT. This Agreement is conditional upon LIQUITEK obtaining the approval of the Overseas Investment Commission (NZ) to the acquisition by LIQUITEK of the whole of the issued capital of DISTECH as contemplated by the LOI. LIQUITEK must use all reasonable endeavours to obtain the consent expeditiously. If consent has not been obtained by December 31, 2000 then this Agreement will be deemed to have been terminated and except as provided for this Agreement will be at an end and no party will have any rights or obligations arising under or in connection with this Agreement.


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

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         6.13 RETURN OF DUE DILIGENCE INFORMATION. In the event that this
Agreement is terminated for any reason all information disclosed by a party during due diligence (including any copy documents or other records in written or electronic form) must be returned to the party who made the disclosure and, if requested, each party must provide to the other parties a certificate of the party or a senior officer of the party confirming that all such disclosed information has been returned.

         6.14 RELEASE OF PERSONAL GUARANTEES. LIQUITEK must forthwith after Closing take all steps necessary to procure the release of the shareholders and directors of DISTECH from any personal guarantees given by such persons in relation to the business of DISTECH including guarantees given in respect of company bank accounts and property leases. LIQUITEK hereby indemnifies such shareholders and directors in respect of any liability arising in connection with any such guarantees.

         6.15 WARD EMPLOYMENT AGREEMENT. LIQUITEK agrees to negotiate in good faith with WARD with respect to the terms of an employment agreement for WARD, such agreement to have a term of not less than 2 years, and to conclude such negotiations prior to January 31, 2001.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

LIQUITEK
ENTERPRISES, INC.



By:
     Culley W. Davis, Chairman


STOCKHOLDERS:                       AGREEMENT TO PARTICIPATE
                                    IN THE REGISTRATION STATE-
                                    MENT AND LOCK-UP PROVISIONS
                                    OF SECTIONS 1.4.5 AND 5.4:

(Signature)




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

--------------------------------------------------------------------------------


(Print Name)                           (Initials)


STOCKHOLDERS:                          AGREEMENT TO PARTICIPATE
                                       IN THE REGISTRATION STATE-
                                       MENT AND LOCK-UP PROVISIONS
                                       OF SECTIONS 1.4.5 AND 5.4:

(Signature)



(Print Name)                           (Initials)


STOCKHOLDERS:                          AGREEMENT TO PARTICIPATE
                                       IN THE REGISTRATION STATE-
                                       MENT AND LOCK-UP PROVISIONS
                                       OF SECTIONS 1.4.5 AND 5.4:

(Signature)



(Print Name)                           (Initials)



               (ADDITIONAL SIGNATURES ARE ON THE FOLLOWING PAGE.)




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

--------------------------------------------------------------------------------


STOCKHOLDERS:                          AGREEMENT TO PARTICIPATE
                                       IN THE REGISTRATION STATE-
                                       MENT AND LOCK-UP PROVISIONS
                                       OF SECTIONS 1.4.5 AND 5.4:


(Signature)



(Print Name)                           (Initials)


STOCKHOLDERS:                          AGREEMENT TO PARTICIPATE
                                       IN THE REGISTRATION STATE-
                                       MENT AND LOCK-UP PROVISIONS
                                       OF SECTIONS 1.4.5 AND 5.4:

(Signature)



(Print Name)                           (Initials)


STOCKHOLDERS:                          AGREEMENT TO PARTICIPATE
                                       IN THE REGISTRATION STATE-
                                       MENT AND LOCK-UP PROVISIONS
                                       OF SECTIONS 1.4.5 AND 5.4:

(Signature)



(Print Name)                           (Initials)




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

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                                   EXHIBIT "A"

                        SCHEDULE OF DISTECH STOCKHOLDERS


------------------------------------------------------------------------------------------------------
                                  DISTECH       DISTECH                                    LIQUITEK
NAME OF STOCKHOLDER                SHARES       WARRANTS               LIQUITEK SHARES     WARRANTS
------------------------------------------------------------------------------------------------------
Detroit Investments Limited      1,424,672           Nil                   4,274,016
------------------------------------------------------------------------------------------------------
Milcon Developments (NZ)           923,672         7,289                   2,771,016         21,867
Limited
------------------------------------------------------------------------------------------------------
Harvey Nominees Limited            718,199        23,886                   2,154,597         71,658
------------------------------------------------------------------------------------------------------
Kauri Stock Limited                289,498         2,970                     874,494          8,910
------------------------------------------------------------------------------------------------------
Dairy Improvements Limited         272,351        12,074                     817,053         36,222
------------------------------------------------------------------------------------------------------
de la Cour Investments             158,139         1,803                     474,417          5,409
Limited
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

TOTALS                           3,786,531        48,022                  11,359,593        144,066
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

Notes:

Distech Shares means ordinary shares in the capital of DISTECH. Each Distech Share will be exchanged for three shares of common stock in the capital of LIQUITEK.

Distech Warrants means warrants entitling the holder to ordinary shares in the capital of DISTECH on payment by the warrant holder of NZ$5.00 per share on or prior to 1 May 2001. Each Distech Warrant will be exchanged for Liquitek Warrants entitling the holder to three shares of common stock in the capital of LIQUITEK on payment by the warrant holder of NZ$5.00per three Liquitek Shares on or prior to 1 May 2001.




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                                   EXHIBIT "B"

                           DISTECH BOARD RESIGNATIONS

                                      DATE







         Board of Directors
         DISTECH LIMITED




                           Re:    DISTECH LIMITED

         Gentlemen:

                           I, the undersigned, hereby resign from my position as a Director of DISTECH LIMITED., a New Zealand corporation, effective immediately.

                                           Very truly yours,
















--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                                   EXHIBIT "C"

                    DISTECH NOTICE OF ANNUAL GENERAL MEETING

                                   As attached






















--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                   EXHIBIT "D"

             LIQUITEK CERTIFICATE OF SECRETARY; APPOINTMENT TO BOARD

                            CERTIFICATE OF SECRETARY

                                       OF

                           LIQUITEK ENTERPRISES, INC.

         I, BRUCE H. HAGLUND, the undersigned, do hereby certify:

         1. That I am the duly elected Secretary of LIQUITEK ENTERPRISES, INC., a Nevada corporation (the "Corporation"); and

         2. That the following is a true and correct copy of the resolutions adopted by the Board of Directors of the Corporation on November 10, 2000:

                           RESOLVED FURTHER, that the resignation of Bruce H. Haglund as a member of the Board of Directors is hereby accepted, effective upon the closing of the Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc. (the "Distech Agreement"); and

                           RESOLVED FURTHER, that Dudley E. J. Ward and O. Guy Eady be, and they hereby are, elected to this Board of Directors to fill two existing vacancies on the Board of Directors, effective upon the closing of the Distech Agreement.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 30th day of November, 2000.





                                            Bruce H. Haglund, SECRETARY



(SEAL)




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   EXHIBIT "E"

                                POWER OF ATTORNEY

          THE UNDERSIGNED SHAREHOLDER (the "Shareholder") of DISTECH LIMITED ("DISTECH") hereby:

                  (i) sells, assigns and transfers unto LIQUITEK ENTERPRISES INC., a Nevada corporation ("LIQUITEK"), the number of shares of DISTECH set forth opposite his name in Exhibit "A" (the "Shares") to that certain Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of DISTECH LIMITED by LIQUITEK ENTERPRISES INC. dated
November __, 2000 (the "Agreement");

                  (ii) irrevocably constitutes and appoints DUDLEY E.J. WARD ("WARD") as attorney-in-fact to transfer the Shares on the books of DISTECH to LIQUITEK as set forth in the Agreement, with full power of substitution in the premises;

                  (iii) constitutes and appoints WARD as his true and lawful attorney-in-fact- and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to act on behalf of such Shareholder in connection with the Agreement and the exchange of the Shares for the LIQUITEK shares; and

                  (iv) grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to accomplish all intents and purposes of the Agreement as such Shareholder might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this ___ day of November, 2000.




(Signature of Shareholder)                     (Printed Name of Shareholder)






--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   EXHIBIT "F"

                           REPRESENTATION CERTIFICATE

                                   As attached






























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   EXHIBIT "G"

                        LEGAL OPINION OF LIQUITEK COUNSEL

Date:  November 30, 2000

To the Shareholders of DISTECH LIMITED:

         I have acted as counsel to LIQUITEK ENTERPRISES, INC., a Nevada corporation ("LIQUITEK" or the "Company") in connection with the Agreement and Plan of Reorganization (the "Plan") for the acquisition of all of the outstanding shares of common stock of DISTECH LIMITED, a New Zealand company ("DISTECH") by LIQUITEK. This opinion is furnished to you pursuant to Section
1.4.6 of the Plan.

         I have participated in the preparation of and have examined the Plan, have examined the proceedings of LIQUITEK in connection with the approval thereof and the authorization of the transactions contemplated thereby, and have further examined such corporate records and documents of LIQUITEK and certifictes of officers of LIQUITEK, and public officials, as I have deemed relevant and necessary to enable me to render this opinion. I have relied on the accuracy of certain representations and warranties of LIQUITEK contained in the Plan and have relied upon such records, documents and certificates with respect to the accuracy of certain factual matters, without independent verification of the matters covered thereby. In my examination of such records, documents and certificates, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies of original documents, the authenticity of the originals of such latter documents, and the accuracy of the statements contained in such certificates.

         Based upon and in reliance upon the foregoing, I am of the opinion that:

         1. LIQUITEK is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted.

         2. The authorized capital stock of LIQUITEK consists of 100,000,000 common shares, par value $.001 per share, of which 38,008,071 are issued and outstanding; and all of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and to the best of my knowledge have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right, and such shares are free and clear of any liens or other encumbrances.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


DISTECH LIMITED
November 30, 2000
Page Two

         3. LIQUITEK has the corporate power and authority to authorize the issuance of the common stock under the Plan, and the Board of Directors of LIQUITEK has consented to and approved the issuance of the shares pursuant to the Plan.

         4. The delivery of the shares of common stock to DISTECH shareholders pursuant to the Plan has been duly authorized by all necessary corporate action on the part of LIQUITEK. The 11,359,593 common shares to be issued to the DISTECH shareholders, as and when delivered to the DISTECH shareholders pursuant to the Plan, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive or similar right.

         5. The Plan has been duly authorized, executed and delivered by LIQUITEK and, assuming the execution and delivery thereof by LIQUITEK, constitutes a valid and legally binding obligation of LIQUITEK, enforeceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by generally equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         6. The execution, delivery and performance of the Plan by LIQUITEK, and the delivery by LIQUITEK to the DISTECH shareholders of the shares of common stock pursuant to the terms of the Plan, will not result in a breach or violation of, or constitute a default under, LIQUITEK's Articles of Incorporation or Bylaws, or any statute, law, rule or regulation applicable to LIQUITEK or any order, ruling, judgment, injunction or decree applicable to LIQUITEK or any of its properties, provided that the required "blue sky" filings are made as will be provided in the closing minutes.

         7. The execution, delivery and performance of the Plan by LIQUITEK and the delivery by LIQUITEK to DISTECH of the shares of common stock pursuant to the terms of the Plan will not violate or conflict with or result in a breach of or constitute (or event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in the creation or imposition of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature upon any of the properties or assets of LIQUITEK pursuant to the terms of any indenture, mortgage, agreement, contract, deed of trust, promissory note, or other agreement or instrument to which the company is a party or by which any of them is bound or to which any of the properties of LIQUITEK is subject.

         8. No consent approval, authorization or order of, or registration or qualification with, any court or governmental agency or body or national securities exchange is required to be obtained by LIQUITEK for the delivery of the shares of common stock to the DISTECH shareholders pursuant to the Plan, which has not been made or obtained by LIQUITEK.




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


DISTECH LIMITED
November 30, 2000
Page Three

         9. To the best of my knowledge after due inquiry, except as disclosed in the Plan, there are no actions, suits, investigations, or proceedings pending to which LIQUITEK is a party, before or by any court or governmental agency or body which in my opinion would result, individually or in the aggregate, in any material adverse change in the prospects, financial condition or results of operations of LIQUITEK or which would materially and adversely affect the properties or assets thereof, taken as a whole, or which seeks to restrain or prohibit the transactions contemplated by the Plan; and, to the best of my knowledge after due inquiry, no such actions, suits, investigations or proceedings are threatened by any person, corporation or governmental agency or body.

         This opinion is rendered solely for the benefit of the DISTECH shareholders with respect to the shares of common stock to be delivered under the Plan, and is not to be used, circulated, quoted or referred to, or otherwise relied upon by any person, without my prior written consent.


                                                Very truly yours,


                                                Gibson, Haglund & Paulsen

























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   EXHIBIT "H"

                      LEGAL OPINION OF STOCKHOLDERS COUNSEL


                                   As attached































--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   EXHIBIT "I"

                       SCHEDULE OF EXCEPTIONS OF LIQUITEK


         SECTION 4.12. REAL PROPERTY. VitriSeal, Inc. ("VITRISEAL"), a Delaware corporation and wholly-owned subsidiary of LIQUITEK, formerly known as Dancor, Inc., entered into a six month extension of a lease in October, 2000 for a business office located at 1101 Dove Street, Suite 235, Newport Beach, California, containing approximately 720 square feet at a monthly rental of $1,291. Thermoflow Corporation ("THERMOFLOW"), a Nevada corporation and wholly-owned subsidiary of LIQUITEK, is the owner of industrial real property located at 4020 Arcata Way, North Las Vegas, Nevada 89030. In January 2000, THERMOFLOW entered into a five-year lease for approximately 9,600 square feet of industrial space located at 4000 Arcata Way, North Las Vegas, NV 89030 at a monthly rental of approximately $5,337. In June 2000, Liquitek Corporation ("LIQUITEK CORP."), a Nevada corporation and another wholly-owned subsidiary of LIQUITEK, entered into a five-year lease for approximately 8,525 square feet of industrial space located at 4040 Arcata Way, North Las Vegas, NV 89030 at a monthly rental of approximately $2,856. In February 2000, VITRISEAL entered into a five-year lease for approximately 1,300 square feet of laboratory space located at 1880 Oak Avenue Evanston, Illinois 60201 at a monthly rental of approximately $8,578. In June 2000, VITRISEAL entered into a five-year lease for approximately 6,000 feet of industrial space in Walled Lake, Michigan at a monthly rental of $3,750. LIQUITEK also occupies office space at the headquarters of Lighthouse, Inc., located at 1350 Draper Parkway, Draper, Utah 84020. LIQUITEK pays monthly rent of $7,300 on a full service basis for its share of this space, furniture and office equipment.

          SECTION 4.14 CONTRACTS AND COMMITMENTS. LIQUITEK has granted the following persons an assignment of a percentage of the revenues derived from the VitriSeal coating process:



               Name              Percentage
               ----              ----------
         Daniel L. Corbin           2%
         Dennis A. Repp             2%
         Hamlin Jennings            3%
         Rodney Hanneman            1%


          SECTION 4.17 ARRANGEMENTS WITH EMPLOYEES; LABOR RELATIONS. LIQUITEK has entered into a four-year employment agreement with Paul G. Kokx expiring on January 31, 2004 providing for an annual salary of $175,000. Dancor, Inc., a Delaware corporation, and a wholly-owned subsidiary of LIQUITEK, entered into a month-to-month Consulting Agreement on January 1, 1997 with Hamlin M. Jennings, Ph.D. and Evanston Materials Consulting Corp. expiring on 30 days written notice and providing for compensation for the research staff at a current rate of $35,000 per month. While Dr. Jennings is on sabbatical from his teaching duties at Northwestern University, LIQUITEK is also replacing his teaching salary at the rate of $11,777 per month. LIQUITEK has entered into a four-year employment agreement with Rodney L. Schaefer expiring on June 8, 2004 providing for an annual salary of $120,000.





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                   EXHIBIT "J"

                     RESOLUTIONS OF LIQUITEK - AUTHORIZATION


                            CERTIFICATE OF SECRETARY

                                       OF

                           LIQUITEK ENTERPRISES, INC.

         I, BRUCE H. HAGLUND, the undersigned, do hereby certify:

         1. That I am the duly elected Secretary of LIQUITEK ENTERPRISES, INC., a Nevada corporation (the
                   "Corporation"); and

         2. That the following is a true and correct copy of the resolutions adopted by the Board of Directors of the Corporation on November 10, 2000:


         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to acquire all of the ordinary shares of DISTECH LIMITED ("DISTECH"), a New Zealand corporation, to provide the Company with technology and expertise important to its core businesses in accordance with the terms and conditions of the Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc. as outlined in this meeting of the Board of Directors and the Letter of Intent dated June 20, 2000;

          NOW THEREFORE BE IT RESOLVED, that the Company acquire up to all of the issued and outstanding shares of Common Stock of DISTECH through the exchange of DISTECH shares for an aggregate of 16,200,000 LIQUITEK shares, including LIQUITEK shares reserved for issuance upon execution of DISTECH options and warrants to be exchanged for options and warrants of like tenor to acquire LIQUITEK shares (hereinafter such acquistion of DISTECH Shares is referred to as the "Reorganization"); and

          RESOLVED FURTHER, that the resignation of Bruce H. Haglund as a member of the Board of Directors is hereby accepted, effective upon the closing of the Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc. with the top six shareholders of DISTECH (the "Distech Agreement"); and

          RESOLVED FURTHER, that Dudley E. J. Ward and O. Guy Eady be, and they hereby


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



          are, elected to this Board of Directors to fill two existing vacancies on the Board of Directors, effective upon the closing of the Distech Agreement; and

          RESOLVED FURTHER, that following the execution of the Distech Agreement by the top six shareholders of DISTECH (the "Initial Closing"), the Company shall make an unconditional offer to the remaining shareholders of DISTECH to exchange their DISTECH shares for LIQUITEK shares on the same terms and conditions as the Distech Agreement (the "Takeover Offer") in accordance with applicable New Zealand law; and

          RESOLVED FURTHER, that the officers of the Company be and they hereby are authorized and directed to prepare or cause to be prepared any and all documents as may be required by the applicable United States federal and state securities regulations and under New Zealand law to complete the Reorganization according to the Letter of Intent as approved; and

          RESOLVED FURTHER, that the Initial Closing of the Reorganization take place on December 5, 2000, that the exchange of shares with the other DISTECH shareholders take place as soon as practicable upon their acceptance of the Company's Takeover Offer, and that CULLEY W. DAVIS, in his capacity of Chairman of the Board, be and hereby is authorized and directed and empowered to execute all documents, and to take such action as he may deem necessary or advisable in order to complete the Reorganization in accordance with the terms set forth in the Distech Agreement.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 30th day of November, 2000.





                                   Bruce H. Haglund, SECRETARY









--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                   EXHIBIT "K"

                        FINANCIAL STATEMENTS OF LIQUITEK


                                   As attached



























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                   EXHIBIT "L"

                             LIQUITEK ANNUAL REPORT


                                   As attached



























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                   EXHIBIT "M"

                            LIQUITEK PROXY STATEMENT


                                   As attached



























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                   EXHIBIT "N"

                 PATENTS, TRADEMARKS, SERVICE MARKS OF LIQUITEK

THOSE ASSOCIATED WITH LIQUITEK CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF LIQUITEK ENTERPRISES, INC.:

         Patent application pending:"Electrodialysis Membrane and Gasket Stack
                System"

         Patent application pending: "Flow-through Physical and Chemical
                Treatment of Waste Water"

THOSE ASSOCIATED WITH DANCOR, INC., A WHOLLY-OWNED SUBSIDIARY OF LIQUITEK ENTERPRISES, INC.:

         See the attached sheets.



























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                   EXHIBIT "O"

                           LIQUITEK INSURANCE POLICIES

GENERAL LIABILITY POLICIES:

          VitriSeal Newport Beach office; Admiral Insurance Co.; $2 million aggregate, each occurrence, bodily injury and property, personal and advertising (slander) and product liability; $50,000 fire damage; $1 million hired and non-owned auto.

          VitriSeal laboratory; Legion Insurance; $2 million aggregate; $1 million each occurrence, bodily injury and property, personal and advertising (slander), hired and non-owned auto; $100,000 fire damage; $5,000 medical payments.

          Thermoflow facility; Essex Insurance Co.; $2 million aggregate; $1 million each occurrence, bodily injury and property, personal and advertising (slander), product liability and hired and non-owned auto; $50,000 fire damage; $5,000 medical payments.

          Interfluid Environmental; Reliance National Insurance Co.; $2 million aggregate; $1 million each occurrence, bodily injury and property, personal and advertising (slander), product liability; $50,000 fire damage; $5,000 medical payments.

PROPERTY POLICIES:

          VitriSeal Newport Beach office; American States Insurance; $50,000 personal property.

          VitriSeal laboratory; American States Insurance; $250,000 personal property.

          Thermoflow facility; Travelers Insurance; $1,435,395 buildings and equipment; $394,490 personal property.

          Interfluid Environmental; Reliance Insurance Co.; $50,000 buildings and equipment.

VEHICLE POLICIES:

          Interfluid Environmental; Reliance Insurance Co.; $1 million bodily injury, property damage, uninsured motorist, underinsured motorist, broad form pollution liability; $5,000 medical payments.

UMBRELLA POLICIES:

         VitriSeal laboratory; Legion Insurance; $2 million aggregate and occurrence.

          Interfluid Environmental; Reliance Insurance Co.; $4 million aggregate and



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






occurrence.

WORKERS COMPENSATION POLICIES:

          Thermoflow facility; Employers Insurance Co.

          Interfluid Environmental; California State Compensation Fund.

DIRECTORS AND OFFICERS LIABILITY POLICY:

          Being negotiated through Haderlie Risk Services, an insurance agency through whom we have obtained many of our policies. We have quotes on two $2.5 million layers which we expect to bind within the next two weeks.



























-------------------------------------------------------------------------------